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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 2 to Form S-1 (File No. 333-68761) of our report dated January 15, 1999 (except for the information presented in Notes 12 and 15 for which the date is February 8, 1999) relating to the consolidated financial statements of RoweCom Inc., which appears in such Prospectus. We also consent to the use of our report dated January 15, 1999 on the Financial Statement Schedule for the three years ended December 31, 1998 listed under Item 16(a) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

                                          PricewaterhouseCoopers LLP

Boston, Massachusetts

March 3, 1999